THIRD NOTE EXTENSION AGREEMENT

This Third Note Extension Agreement is entered into as of the 24TH day of June, 2014 between **MANHATTAN BRIDGE CAPITAL, INC.**, with offices at 60 Cutter Mill Road, Great Neck, New York 11021 (hereinafter "**Borrower**"), **ASSAF RAN**, residing at 37 Hawthorne Lane, Great Neck, New York 11023, ("**Guarantor**") and **STERLING NATIONAL BANK**, having an office at 400 Rella Boulevard, Montebello, New York 10901 (hereinafter "**Lender**").

RECITALS

WHEREAS, Lender is the owner and holder of a certain Revolving Credit Line Note in the original principal amount of up to $3,500,000.00 dated May 2, 2012 executed and delivered by Borrower to Lender evidencing a loan or advances of up to $3,500,000.00, which Revolving Credit Line Note was amended by Amendment Agreement dated January 31, 2013, which Amendment Agreement (the "**First Amendment**") increased availability under the Revolving Credit Line Note to $5,000,000.00 and which Revolving Credit Line Note was further amended by Second Amendment Agreement dated as of December 17, 2013 (the "**Second Amendment**"), which Second Amendment increased availability under the Revolving Credit Line Note to $7,000,000.00 (as amended by the First Amendment and the Second Amendment, the "**Note**"), with advances under the Note being made pursuant to the terms and conditions of a certain Revolving Line of Credit Loan Agreement (the "**Loan Agreement**") also dated May 2, 2012,

WHEREAS, the Note is secured by a Pledge and Security Agreement dated as of May 2, 2012 (the "**Pledge**") pursuant to which Borrower pledged and assigned to Lender certain "Collateral" as defined in the Pledge,

WHEREAS, all obligations and liabilities of Borrower under the Note and Pledge have been absolutely and unconditionally guaranteed pursuant to Guaranty of Payment executed by the Guarantor to Lender dated May 2, 2012, which Guaranty was amended on January 31, 2013 and further amended on December 17, 2013 (as amended, the "**Guaranty**", the Note, Loan Agreement, Pledge, Guaranty, and all other documents executed or delivered in connection with the loan transaction are hereinafter referred to as the "**Loan Documents**"),

WHEREAS, by Note Extension Agreement dated as of May 1, 2013 (the "**First Extension**"), the Maturity Date of the Note was extended until July 1, 2013,

WHEREAS, by Second Note Extension Agreement dated as of July 1, 2013 (the "**Second Extension**"), the Maturity Date of the Note was extended until July 1, 2014,

WHEREAS, as extended by the Second Extension, the Note will mature on July 1, 2014; and

WHEREAS, Borrower and Guarantor have requested that Sterling further extend the term of the Note, and Sterling has agreed to do so, in consideration of the covenants hereinafter made by Borrower.

NOW, in consideration of Ten Dollars ($10.00) good and valuable consideration, and in consideration of the within Third Note Extension Agreement, it is hereby agreed by and between Sterling, Borrower, and Guarantor as follows:

1. **Covenant to Pay**. Borrower does hereby covenant and agree to pay the current unpaid principal balance on the Note of SIX MILLION FIVE HUNDRED THOUSAND AND 00/100 ($6,500,000.00) DOLLARS which is due Sterling as of the date hereof without offset, defense or counterclaim of any kind or nature whatsoever.

2. **Extension of Maturity Date**. The Maturity Date of the Note is hereby extended from July 1, 2014 to October 29, 2014 upon which date the entire unpaid principal balance of the Note and all accrued interest thereon shall be due and payable in full.

3. **Ratification of Guaranty of Payment**. In order to induce Sterling to enter into this Third Note Extension Agreement, Guarantor hereby ratifies and confirms his continuing, absolute, unconditional, liability on the Guaranty. Guarantor hereby confirms there are no offsets or defenses to the Guaranty.

4. **Loan Documents Continued**. Except as otherwise provided herein, the Note, the Loan Agreement, the Pledge, the Guaranty, the First Amendment, the Second Amendment, the First Extension, the Second Extension and all other documents executed by Borrower in connection with the loan evidenced by the Note shall remain in full force and effect without modification or change.

5. **Agreement Controlling**. When the terms and provisions contained in the Note and the Loan Agreement conflict with the terms and provisions contained in this Agreement, the terms and provisions herein contained shall prevail, and that as extended by this Agreement, the Loan Documents are hereby ratified and confirmed in all respects.

6. **No Other Changes; Parties Bound**. This Agreement may not be changed or terminated orally, the covenants contained in this Agreement shall bind the Borrower, its heirs, representatives, successors and assigns, and shall inure to the benefit of Sterling, and its successors and assigns.

IN WITNESS WHEREOF, this Third Note Extension Agreement has been duly executed by the parties hereto the day and year first above written.

STERLING NATIONAL BANK

By: ______________________
PETER GARDNER
Vice President

MANHATTAN BRIDGE CAPITAL, INC.

By: ______________________
ASSAF RAN, President

____
ASSAF RAN, individually as Guarantor

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On the 24th day of June, 2014, before me personally appeared Peter Gardner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

CHRISTINA M. FLOYD
Notary Public, State of New York
No. 01FL6239894
Qualified in Bronx County
Commission Expires April 25, 2015

STATE OF NEW YORK)
) ss.:
COUNTY OF ~~YORK~~ Queens)

On the 25th day of June, 2014 before me personally appeared ASSAF RAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

MAN SHU VANESSA KAO
NOTARY
NO. 01KA6255286
QUALIFIED IN
QUEENS COUNTY
COMM. EXP.
02/06/2016
PUBLIC
STATE OF NEW YORK